Exhibit 10.43

FIRST AMENDMENT TO THE MASTER AGREEMENT
     THIS FIRST AMENDMENT TO THE MASTER AGREEMENT (“First Amendment”) is made as of this 1st day of February, 1999, by and among TANDEM HEALTH CARE, INC., a Pennsylvania corporation (“THC”), COLONIAL CARE, LLC, a Virginia limited liability company (“Colonial”), SMITH/PACKETT MED-COM, INC., a Virginia corporation (“SPMC”), SP ENTERPRISES, LLC, a Virginia limited liability company (“SP”); and JAMES R. SMITH, an individual, SP GRAYSON, LLC, GENERATION LEASING COMPANY, II, LLC, GENERATION DEVELOPMENT COMPANY, LLC, SP FISHERSVILLE, LLC, SP NEWPORT NEWS, LLC, SP KINGS DAUGHTER, LLC, SP WILLIAMSBURG, LLC, SP WINDSOR, LLC, AND SP LAFAYETTE, LLC (“Operating Companies”).
WITNESSETH:
     WHEREAS, the parties hereto entered into that certain Master Agreement dated January 14, 1999, evidencing their intentions to develop a joint venture concerning long term care activities among the parties; and
     WHEREAS, since the execution of the Master Agreement, the parties have negotiated certain changes to their arrangement; and
     WHEREAS, the parties also wish to correct any defects in the Master Agreement as executed; and
     WHEREAS, the parties desire to set forth these corrections and changes in this First Amendment.
     NOW THEREFORE, for and in consideration of the premises and mutual covenants and agreements set forth in the Master Agreement and this First Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Correction of Names of Parties. The names of the parties, SP Williamsburg, LLC and Windsor, LLC, are hereby amended, each time they appear in the Master Agreement, and in this First Amendment, to read as follows: SP Williamsburg Health Investors, LLC and SP Windsor Health Investors, LLC.
     2. Section 1.6 Consideration. Section 1.6(c)(iii) of the Master Agreement is hereby amended to read as follows:
Prepay the approximate $___balance outstanding on the Closing Date (the “HCFP Balance”) of the working capital loan of the Operating Companies from HCFP, more fully described on Schedule 2.10 or deposit $___ into an interest bearing escrow account, pursuant to an Escrow Agreement attached to this First Amendment as Schedule A, and issue to SP a Promissory Note reasonably acceptable to THC as attached hereto as Schedule 1.6(c), in the amount of the difference between $2,100,000 and the HCFP Balance, for an amount of $___.
The remainder of Section 1.6(c) shall remain unchanged.
     3. Section 1.7 Ongoing Working Capital Commitment. Section 1.7 of the Master Agreement is amended to read as follows:
THCV and THC shall be responsible for arranging or providing the debt required for the ongoing working capital of THCV and other purposes agreed to by the members of THCV, so long as the HCFP Balance, as discussed at Section 1.6(c)(iii), is either paid in full or fully escrowed as of the Closing Date. The working capital debt post-Closing will be a direct obligation of THCV. Such debt shall be incurred on commercially reasonable terms. SP hereby consents to THCV entering into such arrangements to obtain the working capital financing, or SP hereby consents to THCV leaving in place the HCFP working capital line post-Closing. THCV will not assume the HCFP Balance as of the Closing Date. James R. Smith agrees to consider delivering a guarantee that would be secondary to the guarantee of THC or its affiliates for its accounts receivable financing with Healthcare Resources, Inc., or any other accounts receivable financing provider, including, including but not limited to HCFP, if such guaranty is deemed by James R. Smith, in his sole discretion to be desirable (“Smith Guaranty”).

     4. Section 1.10 Excluded Liabilities. The reference in Section 1.10 to the amount of the loan referenced in Section 1.4 is hereby amended to be $150,000, consistent with Section 1.4, and not $300,000, as stated in Section 1.10 of the Master Agreement.
     5. Section 2.17. Section 2.17 of the Master Agreement is amended and shall read as follows:
Except as shown on Schedule 2.17, and except for Parkview, all of the buildings and items of Tangible Personal Property owned, leased or used by Colonial or the Operating Companies are in good operating condition and repair, comply in all material respects with applicable laws, regulations and ordinances, including but not limited to zoning, building and fire codes and are suitable and sufficient for the present and intended conduct of Colonial’s or the Operating Companies’ business. The building and items of Personal Property constituting the Parkview facility are in working condition and neither SP nor Colonial nor Generation Development Company, LLC is aware of any violations of life safety codes. Each building and each item of Tangible Personal Property owned or leased by Colonial or the Operating Companies is adequately covered by one of the insurance policies described in Section 2.26 hereto.
Any reference to building inspection reports for Parkview that are currently referenced on Schedule 2.17 shall be deleted.
     6. Section 7.7. The blanks in Section 7.7 of the Master Agreement shall each be completed with the number of 189,516.6 shares of common stock.
     7. Section 9.1. In Section 9.1 of the Master Agreement, the reference should be to Article 3, as opposed to Article 4.
     8. Section 9.2. In Section 9.2 of the Master Agreement, the reference should be to Section 9.1, and not to Section 10.1.
     9. Section 8.16. The first date in Section 8.16 should read January 22, 1999, and not January 20, 1999, as drafted.

     10. Post Closing Items. The parties agree that the following items have not been resolved as of the Closing Date. THC and THCV will not accept the following list of items as exceptions to the Closing:
          (a) Removal of the Parkview Tank
          (b) Exhibit A to Schedule 2.10
          (c) Additional changes to Subordination Agreement concerning GMAC and Lafayette Villa
          (d) Housing and Urban Development Loan Information/Consents Regarding Parkview
          (e) Understanding among the parties that all Operating Agreements of the LLCs will be amended (except THCV’s)
          (f) Sign off on Initial Balance Sheet
     11. Affirmation. In all other respects, the provisions of the Master Agreement are hereby affirmed.
     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

TANDEM HEALTH CARE, INC.
By:	/s/ Lawrence R. Deering
Lawrence R. Deering, Chairman and CEO

COLONIAL CARE, LLC
By:	/s/ Deborah L. Petrine
Deborah L. Petrine, President

SMITH/PACKETT MED-COM, INC.
By:	/s/ James R. Smith
James R. Smith

SP ENTERPRISES, LLC
By:	/s/ James R. Piehzak
James R. Piehzak

JAMES R. SMITH
By:	/s/ James R. Smith
James R. Smith

SP GRAYSON, LLC
By:	/s/ James R. Smith
James R. Smith

GENERATION LEASING COMPANY, II, LLC
By:	/s/ James R. Smith
James R. Smith

GENERATION DEVELOPMENT COMPANY, LLC
By:	/s/ James R. Smith
James R. Smith

SP FISHERSVILLE, LLC
By:	/s/ James R. Smith
James R. Smith

SP NEWPORT NEWS, LLC
By:	/s/ James R. Smith
James R. Smith

SP KINGS DAUGHTERS, LLC
By:	/s/ James R. Smith
James R. Smith

SP WILLIAMSBURG HEALTH INVESTORS, LLC
By:	/s/ James R. Smith
James R. Smith

SP WINDSOR HEALTH INVESTORS, LLC
By:	/s/ James R. Smith
James R. Smith

SP LAFAYETTE VILLA, LLC
By:	/s/ James R. Smith
James R. Smith